     EX-3.1

     Exhibit 3.1

     Amended and Restated Certificate of Incorporation of Southwest Bancorp.,
     Inc.

               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                            SOUTHWEST BANCORP, INC.

TO THE SECRETARY OF STATE OF THE STATE OF OKLAHOMA: The original certificate of incorporation of Southwest Bancorp, Inc. was filed with the Secretary of State on March 19, 1981.

                                   ARTICLE I

                                     Name

     The name of the corporation is Southwest Bancorp, Inc. (herein, the "Corporation").

                                  ARTICLE II

                               Registered Office

     The address of the Corporation's registered office in the State of Oklahoma is 608 South Main Street, in the City of Stillwater, Payne County, Oklahoma.
The name of the Corporation's registered agent at such address is Robert L. McCormick, Jr.

                                  ARTICLE III

                                    Powers

     The purposes for which the Corporation is organized are to exercise all powers of a bank holding company registered with the Board of Governors of the Federal Reserve System under the Bank Holding Company Act of 1956, as amended, and to engage in any and all activities allowed for such a bank holding company under federal law and the Laws of the State of Oklahoma. The Corporation shall have all the powers of a corporation organized under the Oklahoma General Corporation Act.

                                  ARTICLE IV

                                     Term

     The Corporation is to have perpetual existence.


                                   ARTICLE V

                                 Capital Stock

     The aggregate number of shares of all classes of capital stock which the Corporation has authority to issue is 12,000,000 of which 10,000,000 are to be shares of common stock, $1.00 par value per share, of which 1,000,000 are to be shares of serial preferred stock, $1.00 par value per share, and of which 1,000,000 shall be Class B serial preferred stock, $1.00 par value per share.


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     The shares may be issued by the Corporation from time to time as approved by the board of directors of the Corporation without the approval of the shareholders except as otherwise provided in this Article V or the rules of a national securities exchange or association, if applicable. The consideration for the issuance of the shares shall be paid to or received by the Corporation in full before their issuance and shall not be less than the par value per share. The consideration for the issuance of the shares shall be cash, services rendered, personal property (tangible or intangible), real property, leases of real property or any combination of the foregoing. In the absence of actual fraud in the transaction, the judgment of the board of directors as to the value of such consideration shall be conclusive. Upon payment of such consideration such shares shall be deemed to be fully paid and nonassessable. In the case of a stock dividend, the part of the surplus of the Corporation which is transferred to stated capital upon the issuance of shares as a stock dividend shall be deemed to be the consideration for their issuance.

     A description of the different classes and series (if any) of the Corporation's capital stock, and a statement of the relative powers, designations, preferences and rights of the shares of each class and series (if any) of capital stock, and the qualifications, limitations or restrictions thereof, are as follows:

     A.  Common Stock.  Except as provided in this Certificate of Incorporation,
         ------------
the holders of the common stock shall exclusively possess all voting power.
Each holder of shares of common stock shall be entitled to one vote for each share held by such holders.

     Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class of stock having preference over the common stock as to the payment of dividends, the full amount of dividends and sinking fund or retirement fund or other retirement payments, if any, to which such holders are respectively entitled in preference to the common stock, then dividends may be paid on the common stock, and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends, but only when and as declared by the board of directors of the Corporation.

     In the event of any liquidation, dissolution or winding up of the Corporation, after there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class having preference over the common stock in any such event, the full preferential amounts to which they are respectively entitled, the holders of the common stock and of any class or series of stock entitled to participate therewith, in whole or in part, as to distribution of assets shall be entitled, after payment or provision for payment of all debts and liabilities of the Corporation, to receive the remaining assets of the Corporation available for distribution, in cash or in kind.

     Each share of common stock shall have the same relative powers, preferences and rights as, and shall be identical in all respects with, all the other shares of common stock of the Corporation.

     B.  Serial Preferred Stock.  Except as provided in this Certificate of
         ----------------------
Incorporation, the board of directors of the Corporation is authorized, by resolution or resolutions from time to time adopted, to provide for the issuance of serial preferred stock in series and to fix and state the powers, designations, preferences and relative, participating, optional or other special rights of the shares of each such series, and the qualifications, limitations or restrictions thereof, including, but not limited to, determination of any of the following:

     (1) the distinctive serial designation and the number of shares constituting such series;

     (2) the dividend rates or the amount of dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date or dates, the payment date or dates for dividends, and the participating or other special rights, if any, with respect to dividends;

     (3) the voting powers, full or limited, if any, of the shares of such series;

     (4) whether the shares of such series shall be redeemable and, if so, the price or prices at which, and the terms and conditions upon which such shares may be redeemed;


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     (5)  the amount or amounts payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

     (6) whether the shares of such series shall be entitled to the benefits of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and, if so entitled, the amount of such fund and the manner of its application, including the price or prices at which such shares may be redeemed or purchased through the application of such funds;

     (7) whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or any other series of the same or any other class of classes of stock of the Corporation and, if so convertible or exchangeable, the conversion price or prices, or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

     (8) the subscription or purchase price and form of consideration for which the shares of such series shall be issued; and

     (9) whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of serial preferred stock and whether such shares may be reissued as shares of the same or any other series of serial preferred stock.

     Each share of each series of serial preferred stock shall have the same relative powers, preferences and rights as, and shall be identical in all respects with, all the other shares of the Corporation of the same series.

     C.  Class B Serial Preferred Stock.  Except as provided in this Certificate
         ------------------------------
of Incorporation, the board of directors of the Corporation is authorized, by resolution or resolutions from time to time adopted, to provide for the issuance of Class B serial preferred stock in one or more series, and to fix and state the powers, designations, preferences and relative, participating, optional or other special rights of the shares of each series, and the qualifications, limitations and restrictions thereof, including , but not limited to, determination of any of the following:

     (1) the distinctive serial designation and the number of shares constituting each series;

     (2) the dividend rates or the amounts of dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date or dates, the payment date or dates for dividends, and the participating or other special rights, if any, with respect to dividends;

     (3) the voting powers, full or limited, if any, of the shares of such series;

     (4) whether the shares of such series shall be redeemable and, if so, the price or prices at which, and the terms and conditions upon which such shares may be redeemed;

     (5) the amount or amounts payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

     (6) whether the shares of such series shall be entitled to the benefits of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and, if so entitled, the amount of such fund and the manner of its application, including the price or prices at which such shares may be redeemed or purchased through the application of such funds;

     (7) whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or into any other series of the same or any other class or classes of stock of the

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          Corporation and, if so convertible or exchangeable, the conversion price or prices, or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

     (8) the subscription or purchase price and the form of consideration for which the shares of such series shall be issued; and

     (9) whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of Class B serial preferred stock and whether such shares may be reissued as shares of the same or any other series of Class B serial preferred stock.

     Each share of each series of Class B serial preferred stock shall have the same relative powers, preferences and rights as, and shall be identical in all respects with, all of the other shares of the Corporation of the same series.

     Notwithstanding anything to the contrary contained herein or in any resolution of the board of directors providing for the issuance of any series of Class B serial preferred stock, all shares of Class B serial preferred stock, of any series, shall rank junior in respect of the payment of dividends and payments to be received upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation to all shares of the Corporation's 9.20% Redeemable Cumulative Preferred Stock, Series A, or any class or series of capital stock ranking prior to or on a parity with such 9.20% Redeemable Cumulative Preferred Stock, Series A.

     Except as may be expressly provided in the resolution of the board of directors providing for the issuance of any series of Class B serial preferred stock, the number of shares of Class B serial preferred stock authorized hereby may be increased or decreased, but not below the number of shares of all series of Class B serial preferred stock outstanding as of the date of such decrease, upon the vote of a majority of the shares of common stock and any other class entitled to vote with the common stock generally in respect of amendments hereof, and without the separate vote or approval of the Class B serial preferred stock, or of any series of Class B serial preferred stock, voting separately as a class.

                                  ARTICLE VI

                               Preemptive Rights

     Holders of the capital stock of the Corporation shall not be entitled to preemptive rights with respect to any shares or other securities of the Corporation which may be issued or any securities convertible into any such shares, including, without limitation, warrants, subscription rights and options to acquire shares.

                                  ARTICLE VII

                             Repurchase of Shares

     The Corporation may from time to time, pursuant to authorization by the board of directors of the Corporation and without action by the shareholders, purchase or otherwise acquire shares of any class, bonds, debentures, notes, scrip, warrants, obligations, evidences of indebtedness, or other securities of the Corporation in such manner, upon such terms, and in such amounts as the board of directors shall determine; subject, however, to such limitations or restrictions, if any, as are contained in the express terms of any class of shares of the Corporation outstanding at the time of the purchase or acquisition in question or as are imposed by law.

                                 ARTICLE VIII

                  Meetings of Shareholders; Cumulative Voting


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     A.  Notwithstanding any other provision of this Certificate of
Incorporation or the bylaws of the Corporation, no action required to be taken or which may be taken at any annual or special meeting of shareholders of the Corporation may be taken without a meeting, and the power of shareholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

     B. Special meetings of the shareholders of the Corporation for any purpose or purposes may be called at any time by the board of directors of the Corporation, or by a committee of the board of directors which has been duly designated by the board of directors and whose powers and authorities, as provided in a resolution of the board of directors or in the bylaws of the Corporation, include the power and authority to call such meetings, but such special meetings may not be called by any other person or persons.

     C. There shall be cumulative voting by shareholders of any class or series in the election of directors of the Corporation. At all times each holder of common stock of the Corporation shall be entitle to one(1) vote for each share of such stock standing in his name on the books of the Corporation. At all elections of Directors of the Corporation, the number of votes which (except for this provision) he would then be entitled to cast for the election of Directors with respect to his shares, multiplied by the number of Directors upon whose election he is then entitled to vote, and he may cast all or such votes for a single candidate or may distribute them among some or all of the candidates as he may see fit.

     D. Meetings of shareholders may be held within or without the State of Oklahoma, as the bylaws may provide.

                                  ARTICLE IX

                     Notice for Nominations and Proposals

     A. Nominations for the election of directors and proposals for any new business to be taken up at any annual or special meeting of shareholders may be made by the board of directors of the Corporation or by any shareholder of the Corporation entitled to vote generally in the election of directors. In order for a shareholder of the Corporation to make any such nominations and/or proposals, he or she shall give notice thereof in writing, delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the Corporation not less than 30 days nor more than 60 days prior to any such meeting; provided, however, that if less than 40 days' notice of the meeting is given to shareholders, such written notice shall be delivered or mailed, as prescribed, to the Secretary of the Corporation not later than the close of the tenth day following the day on which notice of the meeting was mailed to shareholders. Each such notice given by a shareholder with respect to nominations for the election of directors shall set forth (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, and (iii) the number of shares of stock of the Corporation which are beneficially owned by each such nominee. In addition, the shareholder making such nomination shall promptly provide any other information reasonably requested by the Corporation.

     B. Each such notice given by a shareholder to the Secretary with respect to business proposals to bring before a meeting shall set forth in writing as to each matter: (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting;
(ii) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business; (iii) the class and number of shares of the Corporation which are beneficially owned by the shareholder; and (iv) any material interest of the shareholder in such business. Notwithstanding anything in this Certificate of Incorporation to the contrary, no business shall be conducted at the meeting except in accordance with the procedures set forth in this Article IX.

     C. The Chairman of the annual or special meeting of shareholders may, if the facts warrant, determine and declare to such meeting that a nomination or proposal was not made in accordance with the foregoing procedure, and, if he should so determine, he shall so declare to the meeting, and the defective nomination or proposal shall be

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

disregarded and laid over for action at the next succeeding adjourned, special or annual meeting of the shareholders taking place thirty days or more thereafter. This provision shall not require the holding of any adjourned or special meeting of shareholders for the purpose of considering such defective nomination or proposal.

                                   ARTICLE X

                                   Directors

          A.  Number; Vacancies.  The number of directors of the Corporation
              -----------------
shall be such number, not less than three nor more than twenty-one (exclusive of directors, if any, to be elected by holders of preferred stock of the Corporation, voting separately as a class), as shall be provided from time to time in or in accordance with the bylaws, provided that no decrease in the number of directors shall have the effect of shortening the term of any incumbent director, and provided further that no action shall be taken to decrease or increase the number of directors from time to time unless at least two-thirds of the directors then in office shall concur in said action. Vacancies in the board of directors of the Corporation, however caused, and newly created directorships shall be filled by a vote of two-thirds of the directors then in office, whether or not a quorum, and any director so chosen shall hold office for a term expiring at the annual meeting of shareholders at which the term of the class to which the director has been chosen expires and when the director's successor is elected and qualified.

          B.  Classified Board.  The board of directors of the Corporation
              ----------------
elected at the 1994 annual meeting of stockholders and thereafter shall be divided into three classes of directors which shall be designated Class I, Class II and Class III. The members of each class shall be elected for a term of three years and until their successors are elected and qualified. Such classes shall be as nearly equal in number as the then total number of directors constituting the entire board of directors shall permit, with the terms of office of all members of one class expiring each year. When the number of directors is changed, the board of directors shall determine the class or classes to which the increased or decreased number of directors shall be apportioned; provided that the directors in each class shall be as nearly equal in number as possible; provided, further, that no decrease in the number of directors shall affect the term of any director then in office. At the 1994 annual meeting of shareholders, directors of Class I shall be elected to hold office for a term expiring at the third succeeding annual meeting thereafter.
At the 1995 annual meeting of shareholders, directors of Class II shall be elected to hold office for a term expiring at the third succeeding annual meeting thereafter. At the 1996 annual meeting of shareholders, directors of Class III shall be elected to hold office for a term expiring at the third succeeding annual meeting thereafter. Thereafter, at each succeeding annual meeting, directors of each class shall be elected for three year terms. Notwithstanding the foregoing, the director whose term shall expire at any annual meeting shall continue to serve until such time as his successor shall have been duly elected and shall have qualified unless his position on the board of directors shall have been abolished by action taken to reduce the size of the board of directors prior to said meeting.

          Should the number of directors of the Corporation be reduced, the directorship(s) eliminated shall be allocated among classes as appropriate so that the number of directors in each class is as specified in the immediately preceding paragraph. The board of directors shall designate, by the name of the incumbent(s), the position(s) to be abolished. Notwithstanding the foregoing, no decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Should the number of directors of the Corporation be increased, the additional directorships shall be allocated among classes as appropriate so that the number of directors in each class is as specified in the immediately preceding paragraph.

          Whenever the holders of any one or more series of preferred stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the board of directors shall consist of said directors so elected in addition to the number of directors fixed as provided in this Article X. Notwithstanding the foregoing, and except as otherwise may be required by law, whenever the holders of any one or more series of preferred stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of shareholders.

                                  ARTICLE XI

                             Removal of Directors

      Notwithstanding any other provision of this Certificate of Incorporation or the bylaws of the Corporation, any director or the entire board of directors of the Corporation may be removed at any time, but only for cause and only by the affirmative vote of the holders of at least 80% of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the shareholders called for that purpose. Notwithstanding the foregoing, whenever the holders of any one or more series of preferred stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the preceding provisions of this Article XI shall not apply with respect to the director or directors elected by such holders of preferred stock.

                                  ARTICLE XII

                       Approval of Certain Transactions

      The affirmative vote of the holders of not less than eighty percent (80%) of the outstanding shares of voting stock of the Corporation is required to authorize (a) a merger or consolidation of the Corporation with, or (b) a sale, exchange or lease of all or substantially all of the assets of the Corporation to, any person or entity unless approval of any transaction enumerated in clauses (a) or (b) above is recommended by at least a majority of the entire Board of Directors. For purposes of this Article XII, "substantially all of the assets" shall mean assets having a fair market value or book value, whichever is greater, of twenty-five percent (25%) or more of the total assets of the Corporation as reflected on a balance sheet of the Corporation as of a date no earlier than forty-five (45) days prior to any acquisition of such assets.


                                 ARTICLE XIII

            Approval of Business Combinations with Certain Parties

      The shareholder vote required to approve Business Combinations (as hereinafter defined) shall be as set forth in this section.

      A. (1) Except as otherwise expressly provided in this Article XIII, the affirmative vote of the holders of (i) at least 80% of the outstanding shares entitled to vote thereon (and, if any class or series of shares is entitled to vote thereon separately, the affirmative vote of the holders of at least 80% of the outstanding shares of each such class or series), and (ii) at least a majority of the outstanding shares entitled to vote thereon, not including shares deemed beneficially owned by a Related Person (as hereinafter defined), shall be required in order to authorize any of the following:

               (a) any merger or consolidation of the Corporation with or into a Related Person (as hereinafter defined);

               (b) any sale, lease, exchange, transfer or other disposition, including without limitation, a mortgage, or any other capital device, of all or any Substantial Part (as hereinafter defined) of the assets of the Corporation (including without limitation any voting securities of a subsidiary) or of a subsidiary, to a Related Person;

               (c) any merger or consolidation of a Related Person with or into the Corporation or a subsidiary of the Corporation;


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

               (d) any sale, lease, exchange, transfer or other disposition of all or any Substantial Part of the assets of a Related Person to the Corporation or a subsidiary of the Corporation;

               (e) the issuance of any securities of the Corporation or a subsidiary of the Corporation to a Related Person;

               (f) the acquisition by the Corporation or a subsidiary of the Corporation of any securities of a Related Person;

               (g) any reclassification of the common stock of the Corporation, or any recapitalization involving the common stock of the Corporation; and

               (h) any agreement, contract or other arrangement providing for any of the transactions described in this Article XIII.

          (2) Such affirmative vote shall be required notwithstanding any other provision of this Certificate of Incorporation, any provision of law, or any agreement with any regulatory agency or national securities exchange which might otherwise permit a lesser vote or no vote.

          (3) The term "Business Combination" as used in this Article XIII shall mean any transaction which is referred to in any one or more of subparagraphs A(1)(a) through (h) above.

     B. The provisions of paragraph A shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by any other provision of this Certificate of Incorporation, any provision of law, or any agreement with any regulatory agency or national securities exchange, if the Business Combination shall have been approved by two-thirds of the Continuing Directors (as hereinafter defined); provided, however, that such approval shall only be effective if obtained at a meeting at which a Continuing Director Quorum (as hereinafter defined) is present.

     C.   For the purposes of this Article XIII the following definitions apply:

          (1) The term "Related Person" shall mean and include (a) any individual, corporation, partnership or other person or entity which together with its "affiliates" (as that term is defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of
     1934), "beneficially owns" (as that term is defined in Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934) in the aggregate 10% or more of the outstanding shares of the common stock of the Corporation; and (b) any "affiliate" (as that term is defined in Rule 12b-2 under the Securities Exchange Act of 1934) of any such individual, corporation, partnership or other person or entity. Without limitation, any shares of the common stock of the Corporation which any Related Person has the right to acquire pursuant to any agreement, or upon exercise or conversion rights, warrants or options, or otherwise, shall be deemed "beneficially owned" by such Related Person.

          (2) The term "Substantial Part" shall mean more than 25 percent of the total assets of the Corporation, as of the end of its most recent fiscal year ending prior to the time the determination is made.

          (3) The term "Continuing Director" shall mean any member of the board of directors of the Corporation who is unaffiliated with the Related Person and was a member of the board prior to the time that the Related Person became a Related Person, and any successor of a Continuing Director who is unaffiliated with the Related Person and is recommended to succeed a Continuing Director by a majority of Continuing Directors then on the board.

          (4) The term "Continuing Director Quorum" shall mean two-thirds of the Continuing Directors capable of exercising the powers conferred on them.

     D. In addition to Sections A, B, and C of this Article XIII, the provisions of Section 1090.3 of the Oklahoma General Corporation Act, as in effect on the date of this Certificate of Incorporation or as hereafter amended, shall apply to any Business Combination in which the Corporation may engage.

                                  ARTICLE XIV

                      Evaluation of Business Combinations

     In connection with the exercise of its judgment in determining what is in the best interests of the Corporation and of the shareholders, when evaluating a Business Combination (as defined in Article XIII) or a tender or exchange offer, the board of directors of the Corporation may, in addition to considering the adequacy of the amount to be paid in connection with any such transaction, consider all of the following factors and any other factors which it deems relevant; (i) the social and economic effects of the transaction on the Corporation and its subsidiaries, employees, depositors, loan and other customers, creditors and other elements of the communities in which the Corporation and its subsidiaries operate or are located; (ii) the business and financial condition and earnings prospects of the acquiring person or entity, including, but not limited to, debt service and other existing financial obligations, financial obligations to be incurred in connection with the acquisition and other likely financial obligations of the acquiring person or entity and the possible effect of such conditions upon the Corporation and its subsidiaries and the other elements of the communities in which the Corporation and its subsidiaries operate or are located; and (iii) the competence, experience, and integrity of the acquiring person or entity and its or their management.


                                   ARTICLE XV

                                Indemnification

     A.  Persons.  The Corporation shall indemnify, to the extent provided in
         -------
paragraphs B, D or F:

          (1) any person who is or was a director, officer, employee, or agent of the Corporation; and

          (2) any person who serves or served at the Corporation's request as a director, officer, employee, agent, partner or trustee of another corporation, partnership, joint venture, trust or other enterprise.

     B.  Extent -- Derivative Suits.  In case of a threatened, pending or
         --------------------------
completed action or suit by or in the right of the Corporation against a person named in paragraph A by reason of his holding a position named in paragraph A, the Corporation shall indemnify him if he satisfies the standard in paragraph C, for expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of the action or suit.

     C.  Standard -- Derivative Suits.  In case of a threatened, pending or
         ----------------------------
completed action or suit by or in the right of the Corporation, a person named in paragraph A shall be indemnified only if:

          (1)  he is successful on the merits or otherwise; or

          (2) he acted in good faith in the transaction which is the subject of the action or suit, and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, including, but not limited to, the taking of any and all actions in connection with the Corporation's response to any tender offer or any offer or proposal of another party to engage in a Business Combination (as defined in Article
     XIII) not approved by the board of directors. However, he shall not be indemnified in respect of any claim, issue or matter as to which he has been adjudged liable to the Corporation unless (and only to the extent that) the court in which the action or suit was brought shall determine, upon application, that despite the adjudication but in view of all the circumstances, he is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

     D.  Extent -- Nonderivative Suits.  In case of a threatened, pending or
         -----------------------------
completed suit, action or proceeding (whether civil, criminal, administrative or investigative), other than a suit by or in the right of the Corporation, together hereafter referred to as a nonderivative suit, against a person named in paragraph A by reason of his holding a position named in paragraph A, the Corporation shall indemnify him if he satisfies the standard in paragraph E, for amounts actually and reasonably incurred by him in connection with the defense or settlement of the nonderivative suit, including, but not limited to (i) expenses (including attorneys' fees), (ii) amounts paid in settlement, (iii) judgments, and (iv) fines.

     E.  Standard -- Nonderivative Suits.  In case of a nonderivative suit, a
         -------------------------------
person named in paragraph A shall be indemnified if:

          (1)  he is successful on the merits or otherwise; or

          (2) he acted in good faith in the transaction which is the subject of the nonderivative suit and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, including, but not limited to, the taking of any and all actions in connection with the Corporation's response to any tender offer or any offer or proposal of another party to engage in a Business Combination (as defined in Article
     XIII) not approved by the board of directors, and, with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. The termination of a nonderivative suit by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its
                                                      ---- ----------
     equivalent shall not, of itself, create a presumption that the person failed to satisfy the standard of this subparagraph E(2).

     F.  Determination That Standard Has Been Met.  A determination that the
         ----------------------------------------
standard of paragraph C or E has been satisfied may be made by a court. Or, except as stated in subparagraph C(2) (second sentence), the determination may be made by:

          (1) the board of directors by a majority vote of a quorum consisting of directors of the Corporation who were not parties to the action, suit or proceeding; or

          (2) independent legal counsel (appointed by a majority of the disinterested directors of the Corporation, whether or not a quorum) in a written opinion; or

          (3)  the shareholders of the Corporation.

     G.  Proration.  Anyone making a determination under paragraph F may
         ---------
determine that a person has met the standard as to some matters but not as to others, and may reasonably prorate amounts to be indemnified.

     H.  Advance Payment.  The Corporation shall pay in advance any expenses
         ---------------
(including attorneys' fees) which may become subject to indemnification under paragraphs A through G if:

          (1)  the board of directors authorizes the specific payment; and

          (2) the person receiving the payment undertakes in writing to repay the same if it is ultimately determined that he is not entitled to indemnification by the Corporation under paragraphs A through G.

     I.  Nonexclusive.  The indemnification and advance payment of expenses
         ------------
provided by paragraphs A through H shall not be exclusive of any other rights to which a person may be entitled by law, bylaw, agreement, vote of shareholders or disinterested directors, or otherwise.

     J.  Continuation.  The indemnification provided by this Article XV shall be
         ------------
deemed to be a contract between the Corporation and the persons entitled to indemnification thereunder, and any repeal or modification of this Article XV shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts. The indemnification and advance payment provided by paragraphs A through H shall continue as to a person who has ceased to hold a position named in paragraph A and shall inure to his heirs, executors and administrators.

     K.  Insurance.  The Corporation may purchase and maintain insurance on
         ---------
behalf of any person who holds or who has held any position named in paragraph A, against any liability incurred by him in any such position, or arising out of his status as such, whether or not the Corporation would have power to indemnify him against such liability under paragraphs A through H.

     L.  Savings Clause.  If this Article XV or any portion hereof shall be
         --------------
invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director, officer, employee, and agent of the Corporation or person who serves or served at the Corporation's request as a director, officer, employee, agent, partner or trustee of another corporation, partnership, joint venture, trust or other enterprise as to costs, charges, and expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement with respect to any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, including an action by or in the right of the Corporation to the full extent permitted by any applicable portion of this Article XV that shall not have been invalidated and to the full extent permitted by applicable law.


                                  ARTICLE XVI

                      Limitations on Directors' Liability

     A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except: (i) for any breach of the director's duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions that are not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 1053 or of the Oklahoma General Corporation Act; or
(iv) for any transaction from which the director derived an improper personal benefit. If the Oklahoma General Corporation Act is amended after the date of filing of this Certificate of Incorporation to further eliminate or limit the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Oklahoma General Corporation Act, as so amended.

     Any repeal or modification of the foregoing paragraph by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                  ARTICLE XVII

     Applicability of Sections 1145 through 1155 of Oklahoma General Corporation Act.

     The provisions of Sections 1145 through 1155 of the Oklahoma General Corporation Act, as in effect on the date of this Certificate of Incorporation or as hereafter amended, shall not apply to the Corporation as of December 31, 1993 and thereafter.

                                 ARTICLE XVIII

                              Amendment of Bylaws

     In furtherance and not in limitation of the powers conferred by statute, the board of directors of the Corporation is expressly authorized to adopt, repeal, alter, amend and rescind the bylaws of the Corporation by a vote of a majority of the board of directors. Notwithstanding any other provision of this Certificate of Incorporation or the bylaws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law), the bylaws shall not be adopted, repealed, altered, amended or rescinded by the shareholders of the Corporation except by the affirmative vote of the holders of not less than 80% of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the shareholders called for that purpose (provided that notice of such proposed adoption, repeal, alteration, amendment or rescission is included in the notice of such meeting), or, as set forth above, by the board of directors.

                                  ARTICLE XIX

                   Amendment of Certificate of Incorporation

     The Corporation reserves the right to repeal, alter, amend or rescind any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights conferred on shareholders herein are granted subject to this reservation. Notwithstanding the foregoing, the provisions set forth in Articles X, XI, XII, XIII, XV, XVI, XVII, XVIII, and this Article XIX may not be repealed, altered, amended or rescinded in any respect unless the same is approved by the affirmative vote of the holders of not less than 80% of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as a single class) cast at a meeting of the shareholders called for that purpose (provided that notice of such proposed adoption, repeal, alteration, amendment or rescission is included in the notice of such meeting), except, with the prior approval of a majority of the Continuing Directors, as defined in
Article XIII, the provisions set forth in Article XIII may be repealed, altered, amended or rescinded with the approval of the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors cast at a meeting of the shareholders called for that purpose.


                                   ARTICLE XX

     This Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of OKLA. STAT. tit. 18, (S) 1080
(1986) by the Board of Directors without a vote of the shareholders, and only restates and integrates, and does not further amend, the provisions of the Amended and Restated Certificate of Incorporation of Southwest Bancorp., Inc. as up to the time of adoption amended or supplemented. There is no discrepancy between those provisions and the provisions of this Amended and Restated Certificate of Incorporation.

Dated this 27th day of June, 1996_/

[SEAL APPEARS HERE]
ATTEST:                             SOUTHWEST BANCORP, INC.

/s/ Deborah Labig                      /s/ Robert L. McCormick, Jr.
___________________                 By___________________________________
SECRETARY                             Robert L. McCormick, Jr., President



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